REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and shareholders
  of Renovation Investment (Hong Kong) Co., Ltd and Subsidiaries

We have audited the accompanying consolidated balance sheets of Renovation Investment (Hong Kong) Co., Ltd and subsidiaries as of March 31, 2009 and 2008, and the related consolidated statements of income and other comprehensive income, shareholders’ equity, and cash flows for each of the year in the two-year period ended March 31, 2009. Renovation Investment (Hong Kong) Co., Ltd’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Renovation Investment (Hong Kong) Co., Ltd and subsidiaries as of March 31, 2009 and 2008, and the results of its operations and its cash flows for each of the year in the two-year period ended March 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Brea, California

September 22, 2009

RENOVATION INVESTMENT (HONG KONG) CO., LTD
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF MARCH 31, 2009 AND 2008

ASSETS
	2009	2008

CURRENT ASSETS
Cash	$996,302	$878,948
Accounts receivable, trade	1,265,110	834,457
Inventories	2,793,101	2,847,385
Other receivables	67,079	425,558
Other receivables - related parties	2,432	166,141
Advances to suppliers	5,485,113	652,339
Advances to suppliers - related parties	1,797,104	1,016,024
Other current assets	564,379	515,968
Total current assets	12,970,620	7,336,820

EQUIPMENT, net	979,432	918,827

OTHER ASSETS:
Long term deposit	2,015,149	-
Total other assets	2,015,149	-

Total assets	$15,965,201	$8,255,647

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Short term loans	$1,465,000	$499,800
Accounts payable, trade	5,939,237	6,012,352
Other payables	404,731	801,877
Other payables - related parties	326,715	339,961
Taxes payable	811,316	516,655
Accrued liabilities	360,655	38,037
Customer deposit	-	85,680
Distribution payable	-	144,942
Total liabilities	9,307,654	8,439,304

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS' EQUITY
Paid-in capital	677,600	677,600
Statutory reserves	1,309,109	606,665
Retained earnings (deficit)	5,033,275	(1,077,797)
Accumulated other comprehensive loss	(362,437)	(390,125)
Total shareholders' equity	6,657,547	(183,657)

Total liabilities and shareholders' equity	$15,965,201	$8,255,647

See report of independent registered public accounting firm.
The accompanying notes are an integral part of this consolidated financial statement.

RENOVATION INVESTMENT (HONG KONG) CO., LTD
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR YEARS ENDED MARCH 31, 2009 AND 2008

	2009	2008
REVENUES	$44,776,652	$31,311,942

COST OF GOODS SOLD	32,607,741	23,835,859

GROSS PROFIT	12,168,911	7,476,083

SELLING EXPENSES	1,712,474	1,359,087
GENERAL & ADMINISTRATIVE EXPENSES	1,399,305	699,069
TOTAL OPERATING EXPENSES	3,111,779	2,058,156

INCOME FROM OPERATIONS	9,057,132	5,417,927

OTHER INCOME (EXPENSE), NET	17,369	(6,854)

INCOME BEFORE INCOME TAXES	9,074,501	5,411,073

PROVISION FOR INCOME TAXES	2,260,985	2,023,194

NET INCOME	6,813,516	3,387,879

OTHER COMPREHENSIVE INCOME/(LOSS)
Foreign currency translation adjustments	27,688	(50,242)

COMPREHENSIVE INCOME	$6,841,204	$3,337,637

See report of independent registered public accounting firm.
The accompanying notes are an integral part of this consolidated financial statement.

RENOVATION INVESTMENT (HONG KONG) CO., LTD
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
FOR YEARS ENDED MARCH 31, 2009 AND 2008

				Accumulated
		Retained Earnings		other
	Paid-in	Statutory		comprehensive
	capital	reserves	Unrestricted	income/(loss)	Totals

BALANCE, March 31, 2007	$677,600	$279,276	$(3,918,165)	$(339,883)	$(3,301,172)

Net income			3,387,879		3,387,879
Adjustment of statutory reserves		327,389	(327,389)		-
Shareholder distribution			(220,122)		(220,122)
Foreign currency translation adjustments				(50,242)	(50,242)

BALANCE, March 31, 2008	$677,600	$606,665	$(1,077,797)	$(390,125)	$(183,657)

Net income			6,813,516		6,813,516
Adjustment of statutory reserves		702,444	(702,444)		-
Foreign currency translation adjustments				27,688	27,688

BALANCE, March 31, 2009	$677,600	$1,309,109	$5,033,275	$(362,437)	$6,657,547

See report of independent registered public accounting firm.
The accompanying notes are an integral part of this consolidated financial statement.

RENOVATION INVESTMENT (HONG KONG) CO., LTD
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2009 AND 2008

	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,813,516	$3,387,879
Adjustments to reconcile net income to cash
provided by (used in) operating activities:
Depreciation and amortization	439,464	334,637
Change in operating assets
Accounts receivable, trade	(407,133)	132,312
Inventories	127,466	650,356
Other receivable	367,791	(253,155)
Other receivable - related party	167,234	161,196
Advances to suppliers	(4,793,517)	(314,148)
Advances to suppliers - related party	(751,251)	(922,719)
Other current assets	(36,279)	(251,676)
Long term deposit	(2,005,795)	-
Change in operating liabilities
Accounts payable, trade	(227,834)	(2,287,871)
Other payables and accrued liabilities	(95,177)	637,114
Other payables-related parties	(21,952)	248,638
Customer deposits	(87,492)	80,598
Taxes payable	279,969	(181,234)
Net cash (used in) provided by operating activities	(230,990)	1,421,927

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipments	(35,906)	-
Additions to leasehold improvements	(438,166)	(348,886)
Net cash used in investing activities	(474,072)	(348,886)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short term loan	1,465,600	-
Payments on short term loan	(512,400)	(772,398)
Distribution to shareholders	(148,007)	-
Net cash provided by (used in) financing activities	805,193	(772,398)

EFFECT OF EXCHANGE RATE ON CASH	17,223	72,607

INCREASE IN CASH	117,354	373,250

CASH, beginning of year	878,948	505,698

CASH, end of year	$996,302	$878,948

See report of independent registered public accounting firm.
The accompanying notes are an integral part of this consolidated financial statement.

RENOVATION INVESTMENT (HONG KONG) CO., LTD.
AND SUBSIDARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2009

Note 1- DESCRIPTION OF BUSINESS AND ORGANIZATION

Renovation Investment (Hong Kong) Co., Ltd. (“Renovation HK” or the “Company”), was incorporated on September 2, 2008, under the laws of Hong Kong Special Administrative Region (“Hong Kong”). The Company has no substantive operations of its own except for its holding of Zhejiang Jiuxin Investment Management Co., Ltd. (“Jiuxin Management”), its wholly owned subsidiary. Through Jiuxin Management, the Company controls three companies that operate a chain of pharmacies in the People’s Republic of China (“PRC” or “China”), namely, Hangzhou Jiuzhou Grand Pharmacy Chain Co., Ltd. (“Jiuzhou Pharmacy”), Hangzhou Jiuzhou Clinic of Integrated Traditional and Western Medicine (“Jiuzhou Clinic”) and Hangzhou Jiuzhou Medical and Public Health Service Co., Ltd. (“Jiuzhou Service”, and collectively with Jiuzhou Pharmacy and Jiuzhou Clinic as “HJ Group”).

Jiuxin Management was established in the People’s Republic of China (“PRC” or “China”) by Renovation HK on October 14, 2008, as a wholly foreign owned enterprise (“WFOE”), with registered capital of $4,500,000. Renovation HK is required by the PRC company law to pay 15% of the registered capital by December 31, 2009, and the balance within two years. Jiuxin Management has no substantive operations of its own except for entering into certain exclusive agreements with HJ Group and performing its obligations thereunder.

Jiuzhou Pharmacy is a PRC limited liability company established in Zhejiang Province on September 9, 2003 with registered capital of $605,000 (RMB 5,000,000), engages in the retail sales of prescription and non prescription drugs, traditional Chinese medicine and general merchandise in the PRC.

Jiuzhou Clinic is a PRC general partnership established in Zhejiang Province on October 10, 2003. It is engaged in providing both traditional and western medical services in the PRC.

Jiuzhou Service is a PRC limited liability company established in Zhejiang Province on November 2, 2005 with registered capital of $60,500 (RMB 500,000). It is engaged in providing medical-related management consulting services in the PRC.

All three HJ Group companies are under the common control of the same three owners (the “Owners”). Each HJ Group company holds the licenses and approvals necessary to operate its business in China.

The paid-in capital of all three HJ Group companies was funded by the majority shareholders of Renovation HK. PRC law currently has limits on foreign ownership of companies in certain industries, including those of HJ Group. To comply with these foreign ownership restrictions, on August 1, 2009, Jiuxin Management entered into following exclusive agreements with HJ Group and the Owners (collectively the “Contractual Arrangements”):

See report of independent registered public accounting firm.

(1) Consulting Services Agreement, through which Jiuxin Management has the right to advise, consult, manage and operate all three HJ Group companies, and collect and own all of their net profits;

(2) Operating Agreement, through which Jiuxin Management has the right to recommend director candidates and appoint the senior executives of HJ Group, approve any transactions that may materially affect the assets, liabilities, rights or operations of HJ Group, and guarantee the contractual performance by HJ Group of any agreements with third parties, in exchange for a pledge by each HJ Group company of its accounts receivable and assets;

(3) Proxy Agreement, under which the Owners have vested their collective voting control over the three HJ Group companies to Jiuxin Management and will only transfer their respective equity interests in HJ Group to Jiuxin Management or its designee(s);

(4) Option Agreement, under which the Owners have granted Jiuxin Management the irrevocable right and option to acquire all of their equity interests in HJ Group; and

(5) Equity Pledge Agreement, under which the Owners have pledged all of their rights, titles and interests in the HJ Group companies to Jiuxin Management to guarantee the performance of their obligations under the Consulting Services Agreement.

The Contractual Arrangements shall remain in full force and effect for the maximum period of time permitted by PRC law, provided that these agreements (other than the Equity Pledge Agreement) shall automatically terminate on May 1, 2010 (the “Automatic Termination Date”) if the company that acquired the Company in a reverse merger transaction (see Note 15 – Subsequent Events) has not completed a financing of at least $25 million, and the common stock of such company has not listed on the Nasdaq Capital Market, by the Automatic Termination Date.

As a result of the Contractual Arrangements, which obligates the Company to absorb all of the risk of loss from HJ Group’s activities and enables the Company to receive all of HJ Group’s expected residual returns, the Company accounts for each HJ Group company as a variable interest entity (“VIE”) under FASB Interpretation No. 46R (“FIN 46R”), “Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51”. Accordingly, the financial statements of HJ Group are consolidated into the financial statements of the Company.

 Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The reporting entities

The Company’s consolidated financial statements of reflect the activities of the Company and the following subsidiary and VIEs:

See report of independent registered public accounting firm.

Subsidiaries	Incorporated in	Percentage of Ownership

Jiuxin Management	PRC	100.00%
Jiuzhou Pharmacy	PRC	VIE by Contractual Arrangements
Jiuzhou Clinic	PRC	VIE by Contractual Arrangments
Jiuzhou Service	PRC	VIE by Contractual Arrangements

Basis of presentation and consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the financial statements of the Company, its wholly-owned subsidiary and its VIEs. All significant inter-company transactions and balances between the Company, its subsidiary and VIEs are eliminated upon consolidation.

Consolidation of variable interest entities

In accordance with FASB Interpretation No. 46R, Consolidation of Variable Interest Entities ("FIN 46R"), variable interest entities (VIEs) are generally entities that lack sufficient equity to finance their activities without additional financial support from other parties or whose equity holders lack adequate decision making ability. All VIEs with which the Company is involved must be evaluated to determine the primary beneficiary of the risks and rewards of the VIE. The primary beneficiary is required to consolidate the VIE for financial reporting purposes.

The Company has concluded that Jiuzhou Pharmacy, Jiuzhou Clinic and Jiuzhou Service are each a VIE and that the Company’s wholly owned subsidiary, Jiuxin Management, absorb a majority of the risk of loss from the activities of these three companies, and enable the Company to receive a majority of their respective expected residual returns. Accordingly, the Company accounts for each of these three companies as a VIE. As the companies are under common control, the consolidated financial statements have been prepared as if the transactions had occurred retroactively as to the beginning of the reporting period of these consolidated financial statements.

Use of estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. For example, the Company estimates its allowance for doubtful accounts and useful lives of plant and equipment. Because of the use of estimates inherent in the financial reporting process, actual results could differ from those estimates.

See report of independent registered public accounting firm.

Fair values of financial instruments

On January 1, 2008, the Company adopted SFAS No. 157 which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for current receivables, payables and short term loans qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels are defined as follow:

•	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets

•
Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments

•	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value

The Company did not identify any other assets and liabilities that are required to be presented on the balance sheet at fair value in accordance with SFAS No. 157.

Revenue recognition

Revenue from sales of prescription medicine at the drugstores is recognized when the prescription is filled and the customer picks up and pays for the prescription.

Revenue from sales of other merchandise at the drugstores is recognized at the point of sale, which is when the customer pays for and receives the merchandise.

Revenue from medical services is recognized after the service has been rendered to the customer.

Revenue from sales of merchandise to non-retail customers is recognized when the following conditions are met: 1) persuasive evidence of an arrangement exists (sales agreements and customer purchase orders are used to determine the existence of an arrangement); 2) delivery of goods has occurred and risks and benefits of ownership have been transferred, which is when the goods are received by the customer at its designated location in accordance with the sales terms; 3) the sales price is fixed or determinable; and 4) collectability is probable. Historically, sales returns have been immaterial.

The Company’s revenue is net of value added tax (“VAT”) collected on behalf of tax authorities in respect of the sale of merchandise. VAT collected from customers, net of VAT paid for purchases, is recorded as a liability in the balance sheet until it is paid to the tax authorities.

See report of independent registered public accounting firm.

Cash

Cash consists of cash on hand, cash in the drugstores and cash at banks. None of the Company’s cash balance is restricted as to withdrawal.

Accounts receivable

Accounts receivable represent amounts due from banks relating to retail sales that are paid or settled by the customers’ debit or credit cards, amounts due from government social security bureaus relating to retail sales of drugs, prescription medicine, and medical services that are paid or settled by the customers’ medical insurance cards, and amounts due from non-retail customers for sales of merchandise.

Management regularly reviews aging of receivables and changes in payment trends by its customers, and records a reserve when they believe collection of amounts due are at risk. Accounts considered uncollectible are written off. Historically, the amount of bad debt write-off has been immaterial and the Company has been able to collect substantially all amounts due from these parties. At March 31, 2009 and 2008, management concluded all amounts are collectible and allowance for doubtful accounts deemed not necessary.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the weighted average cost method. Market is the lower of replacement cost or net realizable value. The Company carries out physical inventory counts on a monthly basis at each store and warehouse location to ensure that the amounts reflected in the consolidated financial statements at each reporting period are properly stated and valued. The Company records write-downs to inventories for shrinkage losses and damaged merchandise that are identified during the inventory counts.

Property and equipment

Property and equipment are stated at cost, net of accumulated depreciation or amortization. Depreciation is calculated on the straight-line method over the following estimated useful lives of the assets, taking into consideration the assets’ estimated residual value. Leasehold improvements are amortized over the shorter of 5 years or the lease term of the underlying assets. Following are the estimated useful lives of the Company’s other property and equipment:

Estimated Useful Life
Leasehold improvements	5 years
Motor vehicles	5 years
Office equipment & furniture	3-5 years

Maintenance, repairs and minor renewals are charged to expense as incurred. Major additions and betterment to property and equipment are capitalized.

See report of independent registered public accounting firm.

Impairment of long lived assets

The Company evaluates long lived tangible and intangible assets for impairment, at least annually, but more often whenever events or changes in circumstances indicate that the carrying value may not be recoverable from its estimated future cash flows. Recoverability is measured by comparing the asset’s net book value to the related projected undiscounted cash flows from these assets, considering a number of factors including past operating results, budgets, economic projections, market trends and product development cycles. If the net book value of the asset exceeds the related undiscounted cash flows, the asset is considered impaired, and a second test is performed to measure the amount of impairment loss. Based on its review, the Company believes that, as of March 31, 2009 and 2008, there was no impairment.

Income taxes

The Company records income tax pursuant to SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the recognition of deferred income tax liabilities and assets for the expected future tax consequences of temporary differences between income tax basis and financial reporting basis of assets and liabilities. Provision for income taxes consists of taxes currently due plus deferred taxes.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition. The adoption had no affect on the Company’s financial statements. There are no deferred tax amounts at March 31, 2009.

The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated at the tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when related items are credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Value Added Tax (VAT)

Sales revenue represents the invoiced value of goods, net of a value-added tax (VAT). All of the Company’s products that are sold in the PRC are subject to a Chinese value-added tax on the gross sales price. The value-added tax rate varies from 9% to 17%, depending on the type of products sold. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing its finished products. The Company recorded VAT payable and VAT receivable net of payments in the accompanying financial statements. The VAT tax return is filed offsetting the payables against the receivables.

See report of independent registered public accounting firm.

Advertising and promotion costs

Advertising and promotion costs are expensed as incurred. Advertising and promotion costs amounted to $232,902 and $247,743 for the years ended March 31, 2009 and 2008, respectively. Advertising costs consist primarily of print and television advertisements.

Pre-opening costs

Expenditures related to the opening of new drugstores, other than expenditures for property and equipment, are expensed as incurred.

Vendor allowances

The Company accounts for vendor allowances according to Emerging Issues Task Force (“EITF”) Issue No. 02-16, Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor and EITF Issue No. 03-10, Application of EITF Issue No. 02-16 by Reseller to Sales Incentives Offered to Consumers by Manufacturers. Vendor allowances reduce the carrying value of inventories and subsequently transferred to cost of goods sold when the inventories are sold, unless those allowances are specifically identified as reimbursements for advertising, promotion and other services, in which case they are recognized as a reduction of the related advertising and promotion costs.

For the years ended March 31, 2009 and 2008, the Company recognized vendor allowances of $264,845 and $581,187 in cost of goods sold, respectively.

Distribution costs

Distribution costs represent the costs of transporting the merchandise from warehouses to stores. These costs are expensed as incurred and are included in sales, marketing and other operating expenses.

Operating leases

The Company leases premises for retail drugstores, warehouses and offices under non-cancelable operating leases. Operating lease payments are expensed on a straight-line basis over the term of lease. A majority of the Company’s retail drugstore leases have a 3 to 5-year term with a renewal option upon the expiry of the lease. The Company has historically been able to renew a majority of its drugstores leases. Under the terms of the lease agreements, the Company has no legal or contractual asset retirement obligations at the end of the lease.

See report of independent registered public accounting firm.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Historically, the Company has experienced no product liability or malpractice claims.

Foreign currency translation

The Company uses the United States dollar (“U.S. dollars”) for financial reporting purposes. The Company’s subsidiary and VIEs maintain their books and records in their functional currency, being the primary currency of the economic environment in which their operations are conducted.

In general, for consolidation purposes, the Company translates the subsidiary’s and VIEs’ assets and liabilities into U.S. dollars using the applicable exchange rates prevailing at the balance sheet date, and the statement of income and cash flows are translated at average exchange rates during the reporting period. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Equity accounts are translated at historical rates. Adjustments resulting from the translation of the subsidiary’s and VIEs’ financial statements are recorded as accumulated other comprehensive income.

SFAS No. 130, “Reporting Comprehensive Income”, requires disclosure of all components of comprehensive income and loss on an annual and interim basis. Comprehensive income and loss is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. The Company’s accumulated other comprehensive income only consist of changes in foreign currency exchange rates. Accumulated other comprehensive loss in the statement of shareholders’ equity amounted to $362,437 and $390,125 as of March 31, 2009 and 2008, respectively. The balance sheet amounts with the exception of equity at March 31, 2009 and 2008 were translated at 1 RMB to $ 0.1465 USD and at 1 RMB to $ 0.1428 USD, respectively. The average translation rates applied to income and cash flow statement amounts for the years ended March 31, 2009 and 2008 were at 1 RMB to $ 0.14582 USD and at 1 RMB to $ 0.13433 USD, respectively.

Concentrations and credit risk

The Company’s operations are all carried out in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environments in the PRC, and by the general state of the PRC’s economy. The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

See report of independent registered public accounting firm.

Certain financial instruments, which subject the Company to concentration of credit risk, consist of cash. Balances at financial institutions or state owned banks within the PRC are not covered by insurance. As of March 31, 2009 and 2008, the Company had deposits totaling $995,448 and $876,026 that are not covered by insurance, respectively. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

For the fiscal years ended March 31, 2009 and 2008, all of the Company’s sales and purchases arose in the PRC. No major customers accounted for more than 10% of the Company’s total revenues for the years ended March 31, 2009 and 2008, respectively.

For the fiscal year ended March 31, 2009, two vendors accounted for 32% of the Company’s total purchases and 1% of the total accounts payable. For the fiscal year ended March 31, 2008, no major vendor accounted for more than 10% of the Company’s total purchases.

Recently issued accounting pronouncements

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not determined the effect that the application of SFAS 160 will have on its consolidated financial statements.

In December 2007, Statement of Financial Accounting Standards No. 141(R), Business Combinations, was issued. SFAS No. 141R replaces SFAS No. 141, Business Combinations. SFAS 141R retains the fundamental requirements in SFAS 141 that the acquisition method of accounting (which SFAS 141 called the purchase method) be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date, with limited exceptions. This replaces SFAS 141’s cost-allocation process, which required the cost of an acquisition to be allocated to the individual assets acquired and liabilities assumed based on their estimated fair values. SFAS 141R also requires the acquirer in a business combination achieved in stages (sometimes referred to as a step acquisition) to recognize the identifiable assets and liabilities, as well as the noncontrolling interest in the acquiree, at the full amounts of their fair values (or other amounts determined in accordance with SFAS 141R). SFAS 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. An entity may not apply it before that date. The Company is currently evaluating the impact that adopting SFAS No. 141R will have on its financial statements.

See report of independent registered public accounting firm.

In February 2008, the FASB issued FSP FAS 157-1, “Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13.” FSP FAS 157-1 indicates that it does not apply under SFAS 13, “Accounting for Leases,” and other accounting pronouncements that address fair value measurements for purposes of lease classification or measurement under SFAS 13. This scope exception does not apply to assets acquired and liabilities assumed in a business combination that are required to be measured at fair value under SFAS 141 or SFAS 141R, regardless of whether those assets and liabilities are related to leases.

Also in February 2008, the FASB issued FSP FAS 157-2, “Effective Date of FASB Statement No. 157.” With the issuance of FSP FAS 157-2, the FASB agreed to: (a) defer the effective date in SFAS 157 for one year for certain nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), and (b) remove certain leasing transactions from the scope of SFAS 157. The deferral is intended to provide the FASB time to consider the effect of certain implementation issues that have arisen from the application of SFAS 157 to these assets and liabilities.

In March 2008, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements - an amendment of Accounting Research Bulletin No. 51” (“SFAS 160”), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained non-controlling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the non-controlling owners. SFAS 160 is effective for fiscal years beginning after March15, 2008. The Company has not determined the effect that the application of SFAS 160 will have on its consolidated financial statements

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - An Amendment of SFAS No. 133” (“SFAS 161”). Effective on January 1, 2009, SFAS 161 seeks to improve financial reporting for derivative instruments and hedging activities by requiring enhanced disclosures regarding the impact on financial position, financial performance, and cash flows. To achieve this increased transparency, SFAS 161 requires (1) the disclosure of the fair value of derivative instruments and gains and losses in a tabular format; (2) the disclosure of derivative features that are credit risk-related; and (3) cross-referencing within the footnotes. The Company is in the process of evaluating the new disclosure requirements under SFAS 161.

In April 2008, the FASB issued 142-3 “Determination of the useful life of Intangible Assets”, which amends the factors a company should consider when developing renewal assumptions used to determine the useful life of an intangible asset under SFAS142. This Issue is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. SFAS 142 requires companies to consider whether renewal can be completed without substantial cost or material modification of the existing terms and conditions associated with the asset. FSP 142-3 replaces the previous useful life criteria with a new requirement—that an entity consider its own historical experience in renewing similar arrangements. If historical experience does not exist, then the Company would consider market participant assumptions regarding renewal including 1) highest and best use of the asset by a market participant, and 2) adjustments for other entity-specific factors included in SFAS 142. The Company is currently evaluating the impact that adopting SFAS No.142-3 will have on its financial statements.

See report of independent registered public accounting firm.

In May 2008, the FASB issued SFAS No. 162, "The Hierarchy of Generally Accepted Accounting Principles" ("SFAS 162"). FAS 162 is intended to improve financial reporting by identifying a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. GAAP for nongovernmental entities. SFAS 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to AU Section 411, "The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles." The Company is in the process of evaluating the impact of adoption of this statement on the results of operations, financial position or cash flows.

In May 2008, the FASB issued SFAS No. 163, “Accounting for Financial Guarantee Insurance Contracts, an interpretation of FASB Statement No. 60.” The scope of this Statement is limited to financial guarantee insurance (and reinsurance) contracts, as described in this Statement, issued by enterprises included within the scope of Statement 60. Accordingly, this Statement does not apply to financial guarantee contracts issued by enterprises excluded from the scope of Statement 60 or to some insurance contracts that seem similar to financial guarantee insurance contracts issued by insurance enterprises (such as mortgage guaranty insurance or credit insurance on trade receivables). This Statement also does not apply to financial guarantee insurance contracts that are derivative instruments included within the scope of FASB Statement No. 133, “Accounting for Derivative Instruments and Hedging Activities.” This Statement will not have any impact on the Company’s financial statements.

In June 2008, the FASB issued Emerging Issues Task Force Issue 07-5 “Determining whether an Instrument (or Embedded Feature) is indexed to an Entity’s Own Stock” (“EITF No. 07-5”). This Issue is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early application is not permitted. Paragraph 11(a) of SFAS No 133 “Accounting for Derivatives and Hedging Activities” (“SFAS 133”) specifies that a contract that would otherwise meet the definition of a derivative but is both (a) indexed to the Company’s own stock and (b) classified in stockholders’ equity in the statement of financial position would not be considered a derivative financial instrument. EITF No.07-5 provides a new two-step model to be applied in determining whether a financial instrument or an embedded feature is indexed to an issuer’s own stock and thus able to qualify for the SFAS 133 paragraph 11(a) scope exception. This standard triggers liability accounting on all options and warrants exercisable at strike prices denominated in any currency other than the functional currency of the operating entity in China (Renminbi). The Company is currently evaluating the impact of adoption of EITF No. 07-5 on the Company’s consolidated financial statements.

See report of independent registered public accounting firm.

In June 2008, FASB issued EITF Issue No. 08-4, “Transition Guidance for Conforming Changes to Issue No. 98-5 (“EITF No. 08-4”)”. The objective of EITF No.08-4 is to provide transition guidance for conforming changes made to EITF No. 98-5, “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios”, that result from EITF No. 00-27 “Application of Issue No. 98-5 to Certain Convertible Instruments”, and SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. This Issue is effective for financial statements issued for fiscal years ending after December 15, 2008. Early application is permitted.  Management is currently evaluating the impact of adoption of EITF No. 08-4 on the accounting for the consolidated financial statements.

In June 2008, the FASB issued FSP EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” to address the question of whether instruments granted in share-based payment transactions are participating securities prior to vesting. FSP EITF 03-6-1 indicates that unvested share-based payment awards that contain rights to dividend payments should be included in earnings per share calculations. The guidance will be effective for fiscal years beginning after December 15, 2008. The Company is currently evaluating the requirements of FSP EITF 03-6-1 and the impact that its adoption will have on the consolidated results of operations or consolidated financial position.

In October 2008, the FASB issued FSP FAS 157-3, “Determining the Fair Value of a Financial Asset in a Market That Is Not Active,” which clarifies the application of SFAS 157 when the market for a financial asset is inactive. Specifically, FSP FAS 157-3 clarifies how (1) management’s internal assumptions should be considered in measuring fair value when observable data are not present, (2) observable market information from an inactive market should be taken into account, and (3) the use of broker quotes or pricing services should be considered in assessing the relevance of observable and unobservable data to measure fair value. The Company is currently evaluating the impact of adoption of FSP FAS 157-3 on the Company’s consolidated financial statements.

In April 2009, the FASB issued FSP FAS 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly.” FSP FAS 157-4 amends SFAS 157 and provides additional guidance for estimating fair value in accordance with SFAS 157 when the volume and level of activity for the asset or liability have significantly decreased and also includes guidance on identifying circumstances that indicate a transaction is not orderly for fair value measurements. FSP FAS 157-4 shall be applied prospectively with retrospective application not permitted. FSP FAS 157-4 shall be effective for interim and annual periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity early adopting FSP FAS 157-4 must also early adopt FSP FAS 115-2 and 124-2, “Recognition and Presentation of Other-Than-Temporary Impairments”. Additionally, if an entity elects to early adopt either FSP FAS 107-1 and 28-1, “Interim Disclosures about Fair Value of Financial Instruments” or FSP FAS 115-2 and 124-2, it must also elect to early adopt this FSP. The Company is currently evaluating the impact of this new FSP on the Company's consolidated financial statements.

See report of independent registered public accounting firm.

In April 2009, the FASB issued FSP FAS 107-1 and 28-1. This FSP amends SFAS 107, to require disclosures about fair value of financial instruments not measured on the balance sheet at fair value in interim financial statements as well as in annual financial statements. Prior to this FSP, fair values for these assets and liabilities were only disclosed annually. This FSP applies to all financial instruments within the scope of SFAS 107 and requires all entities to disclose the method(s) and significant assumptions used to estimate the fair value of financial instruments. This FSP shall be effective for interim periods ending after June 15, 2009, with early adoption permitted for periods ending after March 15, 2009. An entity may early adopt this FSP only if it also elects to early adopt FSP FAS 157-4 and 115-2 and 124-2. This FSP does not require disclosures for earlier periods presented for comparative purposes at initial adoption. In periods after initial adoption, this FSP requires comparative disclosures only for periods ending after initial adoption. The Company is currently evaluating the disclosure requirements of this new FSP.

In May 2009, the FASB issued SFAS 165, “Subsequent Events,” which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. SFAS 165 is effective for interim and annual periods ending after June 15, 2009. SFAS 165 requires that public entities evaluate subsequent events through the date that the financial statements are issued. The Company is currently evaluating the impact of adopting SFAS 165.

In June 2009, the FASB issued SFAS 166, “Accounting for Transfers of Financial Assets – an amendment of FASB No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 166 amends the criteria for a transfer of a financial asset to be accounted for as a sale, redefines a participating interest for transfers of portions of financial assets, eliminates the qualifying special-purpose entity concept and provides for new disclosures. SFAS 166 is effective for the Company beginning in 2010.

In June 2009, the FASB issued SFAS 167, “Amendments to FASB Interpretation No. 46(R),” which modifies how a company determines when an entity that is insufficiently capitalized or is not controlled through voting (or similar rights) should be consolidated. SFAS 167 clarifies that the determination of whether a company is required to consolidate an entity is based on, among other things, an entity’s purpose and design and a company’s ability to direct the activities of the entity that most significantly impact the entity’s economic performance. SFAS 167 requires an ongoing reassessment of whether a company is the primary beneficiary of a variable interest entity. SFAS 167 also requires additional disclosures about a company’s involvement in variable interest entities and any significant changes in risk exposure due to that involvement. SFAS 167 is effective for fiscal years beginning after November 15, 2009, and the Company is currently assessing the impact of adopting SFAS 167.

See report of independent registered public accounting firm.

In June 2009, the FASB issued SFAS 168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles a Replacement of FASB Statement No. 162” (“SFAS 168”). This Standard establishes the FASB Accounting Standards Codification TM (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. The Codification does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all the authoritative literature related to a particular topic in one place. The Codification is effective for interim and annual periods ending after September 15, 2009, and as of the effective date, all existing accounting standard documents will be superseded. The Codification is effective in the third quarter of 2009, and accordingly, the Quarterly Report on Form 10-Q for the quarter ending September 30, 2009 and all subsequent public filings will reference the Codification as the sole source of authoritative literature.

Note 3 – SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Interest paid for the years ended March 31, 2009 and 2008, amounted to $32,035 and $28,370, respectively.

Income taxes paid for the years ended March 31, 2009 and 2008 amounted to $2,148,692 and $2,036,282, respectively.

Note 4 - PROPERTY AND EQUIPMENT

Property and equipment for years ended March 31, 2009 and 2008 consists of the following:

	2009	2008
Leasehold improvements	$2,057,892	$1,576,826
Furniture and equipment	304,709	261,244
Motor vehicles	162,443	158,340
Total	2,525,044	1,996,410
Less: Accumulated depreciation and amortization	1,545,612	1,077,583
Property and equipment, net	$979,432	$918,827

Total depreciation expense for property and equipment for the years ended March 31, 2009 and 2008 was $439,464 and $334,637, respectively. No depreciation expense was included in cost of goods sold for the years presented because the Company’s business does not involve manufacturing of merchandise and the amount of depreciation of property and equipment utilized in acquiring, warehousing and transporting the merchandise to locations ready for sale is not material.

Note 5 – ADVANCES TO SUPPLIERS

Advances to suppliers and advances to suppliers-related parties are monies deposited or advanced to outside vendors for future inventory purchases. Most of the Company’s vendors require a certain amount of money to be deposited with them as a guarantee that the Company will receive their purchase on a timely basis. As of March 31, 2009 and 2008, the advances to suppliers amounted to $7,282,217 and $1,668,363, respectively.

See report of independent registered public accounting firm.

Note 6 – LONG TERM RENTAL DEPOSITS

Long term rental deposits are monies deposited or advanced to landlords for securing retail store leases for which the Company does not anticipate applying or being returned within the next twelve months. Most of the Company’s landlords require a minimum of six months rent being paid up front plus additional deposits. As of March 31, 2009 and 2008, the long term rental deposit amounted to $2,015,149 and $0, respectively.

Note 7 - RETAINED EARNINGS

Statutory Reserves

Statutory reserves represent restricted retained earnings. Based on the legal formation of the entities, all PRC entities are required to set aside 10% of their net incomes as reported in their statutory accounts on an annual basis to the Statutory Surplus Reserve Fund (the “Reserve Fund”). Once the total set-aside in the Reserve Fund reaches 50% of an entity’s registered capital, further appropriations are discretionary. The Reserve Fund can be used to increase the entity’s registered capital upon approval by relevant government authorities and eliminate its future losses under PRC GAAP upon a resolution by its board of directors. The Reserve Fund is not distributable to shareholders except in the event of liquidation.

Appropriations to the above statutory reserves are accounted for as a transfer from unrestricted earnings to statutory reserves. During the years ended March 31, 2009 and 2008, the Company made total appropriations to these statutory reserves of $702,444 and $327,389, respectively.

There are no legal requirements in the PRC to fund these statutory reserves by transfer of cash to any restricted accounts, and the Company does not do so. These statutory reserves are not distributable as cash dividends.

Shareholder Distribution

One of the Company’s VIEs, Jiuzhou Clinic, distributed $220,122 and $108,306 to the Owners in February 2008 and October 2006, respectively.

Note 8 - TAXES

Income Tax

The Company is registered in Hong Kong and conducts all of its business through its subsidiary, Jiuxin Management, and its PRC VIEs, Jiuzhou Pharmacy, Jiuzhou Clinic and Jiuzhou Service.  The Company’s VIEs are subject to PRC tax laws.

Jiuzhou Pharmacy was tax exempt from 2005 to 2006 calendar years due to tax incentives in hiring laid-off state employees. From January 2007 to December 2007, Jiuzhou Pharmacy was subject to the effective 2007’s income tax rate of 33% (30% state income taxes plus 3% local income taxes) on taxable income which are reported in the statutory financial statements after appropriate tax adjustments. Beginning January 2008, the new Chinese Enterprise Income Tax (“EIT”) law replaced the former income tax laws. The new standard EIT rate of 25% replaced the 33% rate previously applicable to enterprises. Therefore, from January 2008 to March 2008, Jiuzhou Pharmacy was subject to an effective tax rate of 25%.

See report of independent registered public accounting firm.

Jiuzhou Clinic was subject to the regular income tax rate of 33% in calendar year 2007, and 25% in calendar year 2008 and 2009.

The following table reconciles the US statutory rates to the Company's effective tax rate for the years ended March 31, 2009 and 2008:

	2009	2008
U.S. Statutory rates	34%	34%
Foreign income not recognized in USA	(34)	(34)
China income taxes	25	31
Other(a)	0	6
Effective tax rate	25%	37%

(a)	The 6% represents the expenses incurred by the Company that are not subjected to PRC income tax.

Value Added Tax

Sales of birth control related products are not subject to VAT, while Chinese herbs are subject to 13% VAT and all other sales are subject to 17% VAT. VAT on sales and on purchases amounted to $7,300,265 and $5,172,307 for the year ended March 31, 2009, respectively, and $5,052,608 and $3,692,462 for the year ended March 31, 2008, respectively.

Sales and purchases are recorded net of VAT collected and paid as the Company acts as an agent for the government. VAT taxes are not impacted by the income tax holiday.

Taxes payable at March 31, 2009 and 2008 consisted of the following:

	2009	2008
VAT	$196,784	$32,217
Income tax	588,681	462,350
Others	25,851	22,088
Total taxes payable	$811,316	$516,655

Note 9 –OTHER PAYABLES

Other payables consist of the following:

	March 31, 2009	March 31, 2008
Cash advance from third party (a)	$314,975	$735,420
Other	89,756	66,457
Total	$404,731	$801,877

See report of independent registered public accounting firm.

Notes:

(a)	Represents short term cash advance from a non-related third party, Hangzhou Today Real Estate. The advance is non-interest bearing and due upon request.

Note 10 – SHORT TERM LOANS

Short term loans represent amounts due to various banks and are due on demand or normally within one year. These loans generally can be renewed with the banks. Short term bank loans at March 31, 2009 and 2008, consisted of the following:

	2009	2008
Hangzhou Bank, due February 4, 2009
annual interest at 8.22%, secured by the
personal properties of the Company’s	$-	$499,800
shareholders

Hangzhou Bank, due August 13, 2009
annual interest at 4.86%, secured by the
personal properties of the Company’s	$586,000	$-
shareholders

Hangzhou Bank, due September 16, 2009
annual interest at 486%, secured by the
personal properties of the Company’s	$879,000	$-
shareholders

Total	$1,465,000	$499,800

Interest expense for the years ended March 31, 2009 and 2008 amounted to $32,035 and $31,309, respectively.

Note 11 - POSTRETIREMENT BENEFITS

Regulations in the PRC require the Company to contribute to a defined contribution retirement plan for all permanent employees. The contribution is based on a percentage required by the local government and the employees' current compensation. The Company contributed $57,776 and $42,683 in employment benefits and pension in the years ended March 31, 2009 and 2008, respectively.

Note 12 - RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

Amounts receivable from and payable to related parties are summarized as follows:

	March 31, 2009	March 31, 2008
Amounts due from directors (1):	$2,432	$166,141
Amount due to director (2):	$326,715	$339,961
Advances to supplier (3):	$1,797,104	$1,016,024

See report of independent registered public accounting firm.

(1)	Represents interest free loans to two of the Company’s directors, Li Qi and Chongan Jin. The loans are due upon demand.

(2)	Represents leasehold improvement expenses paid by a director of the Company, Lei Liu, on behalf of the Company. The amount is due upon demand.

(3)	Represents prepayment for inventory purchase made to a supplier, which was formerly owned by the Company’s directors. The Company will collect inventory from the supplier.

The Company also leases its facilities from a director. See Note 14 below for details.

Note 13 - SEGMENTS

The Company sells prescription and over the counter medicines, traditional Chinese medicines, which are medicines derived from Chinese herbs, Chinese herbs, dietary supplement, medical instruments, etc. The class of customer, selling practice and distribution process are the same for all products. The Company’s chief operating decision-makers (i.e. chief executive officer and his direct reports) review financial information presented on a consolidated basis, accompanied by disaggregated information about revenues by product lines for purposes of allocating resources and evaluating financial performance. There are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level.  Based on qualitative and quantitative criteria established by SFAS 131, “Disclosures about Segments of an Enterprise and Related Information”, the Company considers itself to be operating within one reportable segment.

The Company does not have long-lived assets located in foreign countries. In accordance with the enterprise-wide disclosure requirements of SFAS 131, the Company's net revenue from external customers by main product is as follows:

	Twelve months Ended March 31,
	2009	2008

Prescription Drugs	$16,518,218	$7,634,160
Over The Counter (OTC) Drugs	8,118,632	3,952,093
Nutritional Supplements	2,800,290	3,343,442
Traditional Chinese Medicine Products	4,312,097	4,036,885
Sundry Products	11,985,508	11,698,344
Medical Devices	1,041,907	647,018
Total	$44,776,652	$31,311,942

Note 14 - COMMITMENTS AND CONTINGENCIES

Operating lease commitments

The Company recognizes lease expense on a straight line basis over the term of the lease in accordance to SFAS. 13, “Accounting for leases.” The Company has entered into various tenancy agreements for the lease of store premises. The Company’s leases do not contain any escalating lease payments or contingent rental payments terms.

See report of independent registered public accounting firm.

Jiuzhou Pharmacy leases a retail space and the corporate office space from Lei Liu, a director of the Company under long-term operating lease agreements beginning August 2008 to August 2010 and from January 2008 to March 2012, respectively. The annual rent for the retail space and the corporate office are $170,123 and $134,330 for the years ended March 31, 2009 and 2008, respectively. For the years ended March 31, 2009 and 2008, rent paid to Mr. Liu amounted to $171,360 and $134,330, respectively.

The Company’s commitments for minimum rental payments under its lease for the next five years and thereafter are as follows:

Years ending March 31,	Amount
2010	$1,057,975
2011	897,791
2012	616,612
2013	372,540
2014	243,676
Thereafter	34,269

Rental expense for the years ended March 31, 2009 and 2008 amounted to $963,879 and $474,724, respectively.

Logistics Services Commitments

On January 1, 2009 the Company entered into a one year agreement for logistics services (“Logistics Agreement”) with Zhejiang Yingte Logistics Co., Ltd. (“Yingte”) to provide logistics and other related services. Pursuant to the Logistics Agreement, Yingte accepts goods from the Company’s suppliers, stores the goods and then delivers the goods to the Company’s store locations as directed by the Company and the Company is required to pay Yingte 1% of the purchase price of the delivered goods. The Company is obligated to pay a minimum of 2,900,000 RMB annually (1% of 290 million RMB: the total minimum amount of goods to be delivered under the Logistics Agreement).

As of March 31, 2009 and 2008, the Company did not have any contingent liabilities.

Legal Proceedings

The Company is not aware of any legal proceedings in which any director, officer, or any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any affiliate of any such director, officer, or security holder, is a party adverse to Company or has a material interest adverse to the Company.

Note 15 – SUBSEQUENT EVENT

On June 8, 2009, the three Owners of Jiuzhou Pharmacy acquired 100% equity interests of Kuaileren [Pharmacy Co., Ltd.] (“Kuaileren”) from its owner.  On August 21, 2009, the three Owners contributed their 100% equity interests of Kuaileren to Jiuzhou Pharmacy, and Kuaileren became a wholly-owned subsidiary of Jiuzhou Pharmacy. The registered capital of Kuaileren is $15,000 (RMB 100,000).

On July 30, 2009, the Company entered into an agreement with eight parties, including the Company’s Chief Financial Officer (“CFO”) and its legal counsel, to transfer the Owners’ equity interests. Subsequent to these agreements, the eight parties hold 23.68% of the total outstanding stock of the Company. The CFO and the legal counsel acquired shares of the Company that collectively represent 2.22%. The Company is presently evaluating the issuances to the CFO and the legal counsel for treatment as non-cash stock compensation charges. The Company anticipates that these charges will be recognized in its financial statements for the three months ending September 30, 2009.

See report of independent registered public accounting firm.

On September 17, 2009, the Company and its shareholders entered into a Share Exchange Agreement with Kerrisdale Mining Corporation (“Kerrisdale”). Pursuant to the terms of the Share Exchange Agreement, Kerrisdale agreed to acquire all of the issued and outstanding capital stock of in exchange for 15,800,000 shares of Kerrisdale’s common stock. The transactions contemplated under the Share Exchange Agreement closed on September 17, 2009.

See report of independent registered public accounting firm.